UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 2, 2006

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway

Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 615-9000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

TriQuint Semiconductor, Inc. (“TriQuint” or the “Company”) is filing this Current Report on Form 8-K to correct an inadvertant omission in the Company’s Definitive Proxy Statement on Schedule 14A for the 2006 Annual Meeting of Stockholders (“2006 Proxy Statement”) filed with the Securities and Exchange Commission on April 12, 2006. The annual compensation information reported for 2005 in the Summary Compensation Table under Executive Compensation (see page 22 of the 2006 Proxy Statement) for Todd A. DeBonis, the Company’s Vice President of Sales, did not include $146,904 of sales incentive bonuses and commissions paid to Mr. DeBonis in 2005. In the 2006 Proxy Statement, the Company disclosed that Mr. DeBonis received salary payments of $221,390 and $492 in bonus compensation, representing payments under TriQuint profit sharing programs. Information correcting the inadvertant omission is set forth below.

		Annual Compensation			Long Term Compensation Award
Name and Principal Position	Year	Salary ($)	Bonus ($)		Securities Underlying Options (#)	All Other Compensation ($)(1)
Todd A. DeBonis (2)	2005	$221,390	$147,396	(3)	70,000	$1,500
Vice President, Sales	2004	147,106	185		280,000	500
	2003	—	—		—	—

(1)	Includes matching contributions to the TriQuint 401(k) plan of $1,500 for 2005 and $500 for 2004.

(2)	Mr. DeBonis was not an employee of the Company in 2003.

(3)	Includes payments of $492 under TriQuint profit sharing programs and $146,904 in sales incentive bonuses and commissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ STEPHANIE J. WELTY
Stephanie J. Welty
Chief Financial Officer

Date: June 2, 2006